ACTEL CORPORATION

                     1995 EMPLOYEE AND CONSULTANT STOCK PLAN

                    Amended and Restated as of July 21, 2000



1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for employee and consultant positions, to provide additional incentive to such persons, and to thereby promote the success of the Company's business.

       All options granted hereunder shall be Nonstatutory Stock Options. Stock bonuses may also be granted hereunder.

2.     Definitions. As used herein, the following definitions shall apply:

       (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

       (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

       (c)    "Board" means the Board of Directors of the Company.

       (d)    "Code" means the Internal Revenue Code of 1986, as amended.

       (e) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

       (f)    "Common Stock" means the Common Stock of the Company.

       (g)    "Company" means Actel Corporation, a California corporation.

       (h) "Consultant" means any person or entity who renders services to the Company or any Parent or Subsidiary of the Company in exchange for compensation and in a capacity other than as an Employee.

       (i) "Continuous Status as an Employee or Consultant" means that the consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Administrator, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries, or its successor.

       (j)    "Director" means a member of the Board.

       (k)    "Disability"  means total and  permanent  disability as defined in
              Section 22(e)(3) of the Code.

       (l) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

       (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

       (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

       (p) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option. The Notice of Grant is part of the Option Agreement.

       (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

       (r) "Option" means a stock option or a stock bonus granted pursuant to the Plan.

       (s) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

       (t) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

       (u)    "Optioned Stock" means the Common Stock subject to an Option.

       (v)    "Optionee"   means  an  Employee  or   Consultant   who  holds  an
              outstanding Option.

       (w) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

       (x)    "Plan" means this 1995 Employee and Consultant Stock Plan.

       (y) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

       (z) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is two million one hundred two thousand seven hundred (2,102,700) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

       If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, or if reacquired, the unpurchased or reacquired Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated).

4.     Administration of the Plan.

       (a) Procedure. The Plan shall be administered by (i) the Board or (ii) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

       (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

              (ii) to select the Employees and Consultants to whom Options may be granted hereunder;

              (iii) to determine whether and to what extent Options are granted hereunder;

              (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

              (v)    to approve forms of agreement for use under the Plan;

              (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

              (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

              (viii) to construe and interpret the terms of the Plan;

              (ix) to prescribe, amend, and rescind rules and regulations relating to the Plan;

              (x) to modify or amend each Option (subject to Section 14(c) of the Plan);

              (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

              (xii)  to institute an Option Exchange Program;

              (xiii) to  determine  the terms  and  restrictions  applicable  to
                     Options; and

              (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

       (c) Effect of Administrator's Decision. The Administrator's decisions, determinations, and interpretations shall be final and binding on all Optionees and any other holders of Options.

5. Eligibility. Options under the Plan may be granted only to Employees or Consultants. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted additional Options.

6.     Limitations.

       (a) Each Option shall be designated in the Notice of Grant as a Nonstatutory Stock Option.

       (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

7. Term of Plan. The Plan shall become effective upon adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Notice of Grant.

9.     Option Exercise Price and Consideration.

       (a) Exercise Price. The per share exercise price (which in the event of a stock bonus shall be zero) for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator.

       (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

       (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

              (i)    cash;

              (ii)   check;

              (iii)  promissory note;

              (iv) other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised and, in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender;

              (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

              (vi)   any combination of the foregoing methods of payment; or

              (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.    Exercise of Option.

       (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

              An Option may not be exercised for a fraction of a Share.

              An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and
              (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
              Section 12 hereof.

              Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

       (b) Termination of Continuous Status as an Employee or Consultant. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates, the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

       (c) Death of Optionee. Notwithstanding the provisions of Section 10(b) above, in the event of the death of an Optionee, the entire Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant) by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. If the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

11. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may not be exercised, during the lifetime of the Optionee, by any person except the Optionee, without the prior written consent of the Administrator.

12. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale. or Change of Control.

       (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

       (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

       (c) Merger or Asset Sale. Except as otherwise specified in individual option agreements, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option or right, the Option shall become fully vested and exercisable as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such option, or such later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

14.    Amendment and Termination of the Plan.

       (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

       (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with any applicable law, rule, or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule, or regulation.

       (c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

15.    Conditions Upon Issuance of Shares.

       (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

       (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16.    Liability of Company.

       (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

       (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.